Exhibit 99.1
FOR FURTHER INFORMATION:
AT FIRST MERCURY FINANCIAL CORPORATION:
Edward A. LaFramboise
Vice President — Finance
(248) 213-0406
elaframboise@firstmercury.com
FOR IMMEDIATE RELEASE
MONDAY, AUGUST 2, 2010
FIRST MERCURY FINANCIAL CORPORATION ANNOUNCES
SECOND QUARTER 2010 FINANCIAL RESULTS
SOUTHFIELD, MI — August 2, 2010 — First Mercury Financial Corporation (NYSE: FMR) (“First Mercury” or the “Company”) today announced results for the second quarter ended June 30, 2010.
Highlights for the second quarter 2010 include:
•	Book value per share of $16.75

•	Net income of $4.1 million, or $0.23 per diluted share

•	Operating net income of $6.2 million, or $0.35 per diluted share

•	Net investment income increase of 18.0 percent

•	A.M. Best revised outlook for the Company’s insurance subsidiaries to positive from stable

•	Announced definitive agreement to acquire Valiant Insurance Group, Inc. (“Valiant”) for tangible book value as previously disclosed

•	Fifth consecutive quarterly dividend of $0.025 per share
“We maintained underwriting discipline in the face of competitive market conditions while modestly increasing our gross written premiums during the quarter,” said Richard H. Smith, Chairman, President and Chief Executive Officer. “We continued to execute our diversification strategy through the acquisition of Valiant which provides us with an attractive opportunity to gain admitted licensing, expand our underwriting resources in select specialty classes of business and increase our New York presence. We intend to retain Valiant business that is consistent with our specialty niche focus and cost structure,” Smith concluded.
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Written and Earned Premium
For the three months ended June 30, 2010, gross written premiums were $84.1 million, a 2.0 percent increase from the gross written premiums during the same period in 2009. For the six months ended June 30, 2010, gross written premiums were $167.9 million, a 4.7 percent increase from the gross written premiums during the same period in 2009.
Net earned premiums during the three months ended June 30, 2010 were $51.5 million, a 0.1 percent increase from the same period of 2009. Net earned premiums during the six months ended June 30, 2010 were $103.2 million, a 0.8 percent decrease from the same period of 2009.
There were no gross written or net earned premiums from assumed retroactive reinsurance transactions during the three months ended June 30, 2010. There were $3.3 million of gross written and net earned premiums from assumed retroactive reinsurance transactions during the six months ended June 30, 2010.
Commissions and Fees
Commissions and fees during the three months ended June 30, 2010 were $7.9 million, a 18.0 percent decrease from the same period of 2009. Commissions and fees during the six months ended June 30, 2010 were $15.7 million, a 4.9 percent decrease from the same period of 2009. The decrease for the three and six months ended June 30, 2010 compared to the same periods of 2009 is primarily due to a contingent commission adjustment of $1.3 million recorded during the three and six months ended June 30, 2009 related to our insurance services business.
Investments
Cash and investments were $771.5 million at June 30, 2010. The Company recorded $6.3 million of pretax net unrealized gains on its available for sale investment portfolio during the three months ended June 30, 2010. For the six months ended June 30, 2010, pretax net unrealized gains on its available for sale investment portfolio were $12.1 million. The investment portfolio’s taxable equivalent net total returns for the three and six months ended June 30, 2010 were 1.9 and 4.4 percent, respectively. The annualized taxable equivalent yield on total investments (net of investment expenses) was 5.3 percent at both June 30, 2010 and 2009.
Losses and Loss Adjustment Expenses
During the three and six months ended June 30, 2010, there was no development of prior years’ loss and loss adjustment expense reserves. For the three and six months ended June 30, 2009, there were $3.6 million and $4.4 million, respectively, of favorable development of prior years’ loss and loss adjustment expense reserves.
Underwriting, Agency and Other Expenses
During the three and six months ended June 30, 2010, the Company recorded $1.1 million of acquisition-related transaction costs in underwriting, agency and other expenses. These expenses were excluded from the calculation of the Company’s GAAP underwriting expense ratio for the three and six months ended June 30, 2010.
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Capital Management
As of today, the Company has not repurchased any shares under its Share Repurchase Program, which expires August 20, 2010. The Company paid a cash dividend of $0.025 per share on June 30, 2010. This represents the Company’s fifth consecutive quarterly dividend of $0.025 per share. As previously disclosed, the Company paid a $2.00 per share special cash dividend on March 31, 2010. This special dividend when combined with our share repurchases in 2008 and 2009 and our regular dividends resulted in $56.5 million of capital returned to shareholders since August of 2008.
Valiant Acquisition
As previously disclosed, on July 1, 2010, the Company announced that it entered into a definitive agreement whereby its principal insurance subsidiary, First Mercury Insurance Company, will acquire Valiant, a subsidiary of Ariel Holdings, Ltd. (“Ariel”), for an amount equal to Valiant’s tangible book value, which is anticipated to be approximately $55 million at closing. Under the terms of the agreement, Ariel has agreed to provide First Mercury with full protection related to Valiant’s net loss and loss adjustment expense reserves and unearned premium reserves reflected on the closing date balance sheet. The transaction is subject to customary closing conditions and regulatory approvals and is anticipated to close in the fourth quarter of 2010.
The components of Valiant’s existing underwriting platform to be retained by First Mercury include primary and excess casualty, professional and management liability and marine classes of business. In the twelve months following the closing of the transaction, First Mercury anticipates that Valiant will write approximately $50 to $60 million of gross written premiums and expects Valiant to operate at a net GAAP underwriting expense ratio that is consistent with the Company’s overall net GAAP underwriting expense ratio. Consistent with past practice, First Mercury will prudently use reinsurance on these newer lines of business. If the transaction closes in the fourth quarter of 2010, the Company anticipates recognizing a gain from the transaction with a corresponding increase in book value per share of between $0.56 and $0.73, based on the shares outstanding as of June 30, 2010, related to the value of Valiant’s insurance company licenses and tax net operating loss carry-forwards. First Mercury does not expect the transaction to have a material effect on 2010 earnings and expects the transaction to be modestly accretive to earnings in 2011.
Other
The Company recorded a pretax restructuring charge during the first quarter of 2010 of $5.0 million, or 4.9 percentage points of the expense ratio for the six months ended June 30, 2010. There was no restructuring charge recorded during the three months ended June 30, 2010.
Conference Call Details
The Company will host a conference call on August 3, 2010 at 11:00 a.m. Eastern Time to discuss second quarter results. The call can be accessed live by dialing 877-407-0789 or by visiting the Company’s website at www.firstmercury.com.
Investors may access a replay by dialing 877-870-5176, entering conference ID# 353967, which will be available through August 10, 2010. The webcast replay will also be archived in the “Investor Relations” section of the Company’s website.
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About First Mercury Financial Corporation
First Mercury Financial Corporation provides insurance products and services primarily to the specialty commercial insurance markets, focusing on niche and underserved segments where we believe that we have underwriting expertise and other competitive advantages. During the Company’s 37 years of underwriting risks, First Mercury has developed the underwriting expertise and cost-efficient infrastructure which has enabled us to effectively underwrite such risks. Our risk-taking subsidiaries offer insurance products through our distribution subsidiaries: CoverX®, FM Emerald and AMC, which are recognized brands among insurance producers.
Non-GAAP Financial Measures
Operating net income and operating net income per share are non-GAAP financial measures, and management believes that investors’ understanding of core operating performance is enhanced by First Mercury’s disclosure of these financial measures. Operating net income consists of net income adjusted to exclude the impact of net realized gains (losses) on investments, other-than-temporary impairment losses on investments, the change in fair value of derivative instruments, restructuring charges, acquisition-related transaction costs, and taxes related to these adjustments. Definitions of these items may not be comparable to the definitions used by other companies. Net income and net income per share are the GAAP financial measures that are most directly comparable to operating net income and operating net income per share.
Safe Harbor Statement
This release contains forward-looking statements that relate to future periods and includes statements regarding our anticipated performance. Generally, the words “anticipates,” “believes,” “expects,” “intends,” “estimates,” “projects,” “plans” and similar expressions identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements or industry results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. These risks, uncertainties and other important factors include, among others: recent and future events and circumstances impacting financial, stock, and capital markets, and the responses to such events by governments and the financial communities; the impact of catastrophic events and the occurrence of significant severe weather conditions on our operating results; our ability to maintain or the lowering or loss of one of our financial or claims-paying ratings; our actual incurred losses exceeding our loss and loss adjustment expense reserves; the failure of reinsurers to meet their obligations; our estimates for accrued profit sharing commissions are based on loss ratio performance and could be adversely impacted if the underlying loss ratios deteriorate; our inability to obtain reinsurance coverage at reasonable prices; the failure of any loss limitations or exclusions or changes in claims or coverage; our ability to successfully integrate acquisitions that we make; our ability to realize anticipated benefits from acquisitions; our lack of long-term operating history in certain specialty classes of insurance; our ability to acquire and retain additional underwriting expertise and capacity; the concentration of our insurance business in relatively few specialty classes; the increasingly competitive property and casualty marketplace; fluctuations and uncertainty within the excess and surplus lines insurance industry; the extensive regulations to which our business is subject and our failure to comply with these regulations; our ability to maintain our risk-based capital at levels required by regulatory authorities; our inability to realize our investment objectives; an economic downturn or other economic conditions adversely affecting our financial position; and the risks identified in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K. Given these uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. We assume no obligation to update or revise them or provide reasons why actual results may differ.
The Company uses the Investor Relations page of its website at www.firstmercury.com to make information available to its investors and the public.
Financial Tables Follow...
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First Mercury Financial Corporation
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended				Six Months Ended
	June 30,		%		June 30,		%
	2010	2009	Change		2010	2009	Change
	(Dollars in thousands, except share and per share data)
Operating Revenue
Net earned premiums	$51,504	$51,432	0.1%		$103,177	$104,027	-0.8%
Commissions and fees	7,857	9,577	-18.0%		15,659	16,471	-4.9%
Net investment income	8,416	7,132	18.0%		17,085	13,566	25.9%
Net realized gains (losses) on investments	(1,502)	9,644	-115.6%		2,683	11,437	76.5%
Other-than-temporary impairment losses on investments:
Total losses	(332)	(832)	-60.1%		(1,279)	(869)	47.2%
Portion of losses recognized in accumulated other comprehensive income	293	735	-60.1%		735	735	0.0%

Net impairment losses recognized in earnings	(39)	(97)	-59.8%		(544)	(134)	306.0%

Total Operating Revenues	66,236	77,688	-14.7%		138,060	145,367	-5.0%

Operating Expenses
Losses and loss adjustment expenses, net	31,572	35,463	-11.0%		65,584	65,956	-0.6%
Amortization of deferred acquisition expenses	13,611	13,600	0.1%		26,754	26,930	-0.7%
Underwriting, agency and other expenses	12,696	9,526	33.3%		23,857	18,750	27.2%
Amortization of intangible assets	516	575	-10.3%		1,032	1,149	-10.2%
Restructuring	—	—	—		5,018	—	100.0%

Total Operating Expenses	58,395	59,164	-1.3%		122,245	112,785	8.4%

Operating Income	7,841	18,524	-57.7%		15,815	32,582	-51.5%
Interest Expense	1,542	1,417	8.8%		2,928	2,833	3.4%
Change in Fair Value of Derivative Instruments	—	(123)	100.0%		—	(230)	100.0%

Income Before Income Taxes	6,299	17,230	-63.4%		12,887	29,979	-57.0%
Income Taxes	2,154	5,621	-61.7%		3,529	9,689	-63.6%

Net Income	$4,145	$11,609	-64.3%		$9,358	$20,290	-53.9%

Net Income Per Share:
Basic	$0.23	$0.65			$0.53	$1.14

Diluted	$0.23	$0.64			$0.53	$1.11

Weighted Average Shares Outstanding:
Basic	17,451,657	17,700,272			17,279,391	17,737,708

Diluted	17,465,715	18,042,484			17,412,836	18,075,668

GAAP Underwriting Ratios:
Loss ratio	61.3%	69.0%	-7.7	Pts.	63.6%	63.4%	0.2	Pts.
Expense ratio	35.2%	30.9%	4.3	Pts.	39.2%	30.6%	8.6	Pts.

Combined ratio	96.5%	99.9%	-3.4	Pts.	102.8%	94.0%	8.8	Pts.

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First Mercury Financial Corporation
Condensed Consolidated Balance Sheets
(Unaudited)

	June 30,	December 31,
	2010	2009
	(Dollars in thousands,
	except share and per share data)
ASSETS
Investments
Debt securities	$686,705	$648,522
Equity securities and other	38,294	38,752
Short-term	23,299	12,216

Total Investments	748,298	699,490
Cash and cash equivalents	23,188	14,275
Premiums and reinsurance balances receivable	56,133	78,544
Accrued investment income	6,581	6,248
Accrued profit sharing commissions	14,588	14,661
Reinsurance recoverable on paid and unpaid losses	192,646	172,711
Prepaid reinsurance premiums	56,931	57,374
Deferred acquisition costs	25,461	25,654
Intangible assets, net of accumulated amortization	36,072	37,104
Goodwill	25,483	25,483
Other assets	25,529	26,049

Total Assets	$1,210,910	$1,157,593

LIABILITIES AND STOCKHOLDERS’ EQUITY

Loss and loss adjustment expense reserves	$527,042	$488,444
Unearned premium reserves	149,271	146,773
Long-term debt	67,013	67,013
Line of credit	30,000	4,000
Funds held under reinsurance treaties	77,866	71,661
Premiums payable to insurance companies	28,523	31,167
Reinsurance payable on paid losses	2,499	958
Deferred federal income taxes	13,404	13,844
Accounts payable, accrued expenses, and other liabilities	17,930	17,649

Total Liabilities	913,548	841,509

Stockholders’ Equity
Common stock, $0.01 par value; authorized 100,000,000 shares; issued and outstanding 17,757,859 and 17,181,106 shares	178	172
Paid-in-capital	156,898	154,417
Accumulated other comprehensive income	21,845	16,256
Retained earnings	120,289	147,087
Treasury stock; 130,600 and 130,600 shares	(1,848)	(1,848)

Total Stockholders’ Equity	297,362	316,084

Total Liabilities and Stockholders’ Equity	$1,210,910	$1,157,593

Book Value Per Share	$16.75	$18.40

Tangible Book Value Per Share	$13.97	$15.49

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First Mercury Financial Corporation
Summary Financial Data

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
	(Dollars in thousands, except per share data)
Gross Written Premiums:
Primary general liability	$53,690	$56,153	$102,987	$106,899
Excess/Umbrella casualty	10,949	8,509	22,116	17,155
Professional liability	7,641	7,338	17,889	15,671
Commercial property	9,999	8,778	16,610	16,348
Other	1,855	1,743	8,266	4,326

Gross written premiums	$84,134	$82,521	$167,868	$160,399

Net Written Premiums:
Primary general liability	$36,564	$38,309	$70,988	$72,647
Excess/Umbrella casualty	2,154	906	3,973	1,914
Professional liability	4,549	5,610	10,636	12,030
Commercial property	8,381	6,874	12,222	12,350
Other	1,855	1,743	8,266	4,326

Net written premiums	$53,503	$53,442	$106,085	$103,267

Commissions and Fees:
Insurance underwriting commissions and fees	$1,320	$1,360	$2,789	$2,717
Insurance services commissions and fees	6,537	8,217	12,870	13,754

Total commissions and fees	$7,857	$9,577	$15,659	$16,471

Cash and Cash Equivalents:
Net cash provided by operating activities	$1,109	$32,428	$54,230	$58,125
Net cash provided by (used in) investing activities	7,056	(17,111)	(36,264)	(60,056)
Net cash used in financing activities	(444)	(6,328)	(9,053)	(6,328)

Net increase (decrease) in cash and cash equivalents	$7,721	$8,989	$8,913	$(8,259)

Return on Equity: (1)
Net income	5.6%	16.5%	6.2%	14.8%
Operating net income	8.4%	7.6%	8.1%	9.3%

Operating Net Income: (3)
Net income	$4,145	$11,609	$9,358	$20,290
Adjust for Net realized (gains) and losses on investments, net of tax	976	(6,269)	(1,744)	(7,434)
Adjust for Other-than-temporary impairment losses on investments, net of tax	25	63	354	87
Adjust for Change in fair value of derivative instruments, net of tax	—	(80)	—	(150)
Adjust for Restructuring, net of tax	—	—	3,262	—
Adjust for Acquisition-related transaction costs, net of tax	1,033	—	1,033	—

Operating net income	$6,179	$5,323	$12,263	$12,793

Operating Net Income Per Share: (3)
Diluted	$0.35	$0.30	$0.69	$0.71

	June 30,	December 31,
	2010	2009
Tangible Stockholders’ Equity: (2)
Total stockholders’ equity	$297,362	$316,084
Intangible assets, net	(36,072)	(37,104)
Deferred tax liability — intangible assets, net	12,251	12,613
Goodwill	(25,483)	(25,483)

Tangible stockholders’ equity	$248,058	$266,110

(1)	Return on equity represents net income and operating net income expressed on an annualized basis as a percentage of average stockholders’ equity.

(2)
Tangible stockholders’ equity is total stockholders’ equity excluding the value of intangible assets, net of accumulated amortization, goodwill, and the deferred tax liability related to intangible assets.

(3)
See discussion of use of non-GAAP financial measures above. $0.9 million of the $1.1 million of acquisition-related transaction costs were not deemed deductible for tax purposes. A tax rate of 35 percent was used for those acquisition-
related transaction costs that were tax deductible.

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